Exhibit 99.1

CERo Therapeutics, Inc. Announces Financing and Provides Update on Investigational New Drug Application for CER-1236

Company requests Type A Meeting with U.S. Food and Drug Administration regarding clinical hold for CER-1236, announces key management changes

SOUTH SAN FRANCISCO, Calif.– September 25, 2024 - (Globe Newswire) – CERo Therapeutics Holdings, Inc. (Nasdaq: CERO) (“CERo”), an innovative immunotherapy company seeking to advance the next generation of engineered T cell therapeutics that employ phagocytic mechanisms, today announced that existing investors have committed a financing of $1.25 million. With these funds the Company plans to work with the U.S. Food and Drug Administration to resolve the remaining IND issue for CER-1236, which is on clinical hold.

Vice Chairman Chris Ehrlich will become Chairman and Interim Chief Executive Officer. Brian Atwood has elected to step down as President and CEO to become a consultant to CERo and to Mr. Ehrlich during this transition; he will remain on the board of directors. Both Charles Carter, CERo’s Chief Financial Officer, and Daniel Corey, M.D., Chief Technology Officer have also elected to step down from their positions and board seat in the case of Dr. Corey. The Company has already identified consultants to continue to progress its ongoing work.

“This is a unique opportunity for us to reset and ensure that CERo is able to deliver on the promise of its science,” stated Mr. Ehrlich. “We will continue to benefit from Brian’s experience in the market, while we work diligently to progress CER-1236 into the clinic. In the meantime, we are implementing cost reductions to minimize our capital needs and have already made considerable headway in identifying replacements for the CFO and CTO positions, both activities which we believe will be instrumental in helping us to drive forward and complete the task at hand.”

CERo continues to progress in its work to address the clinical hold placed on its Investigational New Drug Application for CER-1236. The company has requested a Type A Meeting with the U.S. Food and Drug Administration (FDA) regarding its open Investigational New Drug Application, which is currently on Clinical Hold. The Company intends to discuss its plans and data collected to date.

As announced previously, the clinical hold is related to only two pharmacology and toxicology questions which the Company believes can be addressed. CERo has initiated pre-clinical in vitro studies and experiments, interim data from which constituted the Company’s Type A Meeting Request regarding the clinical hold. These experiments will continue into October, as CERo awaits FDA’s response to the submitted Type A Meeting Request.

About CERo Therapeutics, Inc.

CERo is an innovative immunotherapy company advancing the development of next generation engineered T cell therapeutics for the treatment of cancer. Its proprietary approach to T cell engineering, which enables it to integrate certain desirable characteristics of both innate and adaptive immunity into a single therapeutic construct, is designed to engage the body’s full immune repertoire to achieve optimized cancer therapy. This novel cellular immunotherapy platform is expected to redirect patient-derived T cells to eliminate tumors by building in engulfment pathways that employ phagocytic mechanisms to destroy cancer cells, creating what CERo refers to as Chimeric Engulfment Receptor T cells (“CER-T”). CERo believes the differentiated activity of CER-T cells will afford them greater therapeutic application than currently approved chimeric antigen receptor (“CAR-T”) cell therapy, as the use of CER-T may potentially span both hematological malignancies and solid tumors. CERo anticipates initiating clinical trials for its lead product candidate, CER-1236, in 2024 for hematological malignancies.

Forward-Looking Statements

This communication contains statements that are forward-looking and as such are not historical facts. This includes, without limitation, statements regarding the financial position, business strategy and the plans and objectives of management for future operations of CERo. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this communication, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. When CERo discusses its strategies or plans, it is making projections, forecasts or forward-looking statements. Such statements are based on the beliefs of, as well as assumptions made by and information currently available to, CERo’s management.

Actual results could differ from those implied by the forward-looking statements in this communication. Certain risks that could cause actual results to differ are set forth in CERo’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, filed on April 2, 2024, and the documents incorporated by reference therein. The risks described in CERo’s filings with the Securities and Exchange Commission are not exhaustive. New risk factors emerge from time to time, and it is not possible to predict all such risk factors, nor can CERo assess the impact of all such risk factors on its business, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements made by CERo or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. CERo undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Brian Atwood
Chief Executive Officer
batwood@cero.bio

Investors:

CORE IR

investors@cero.bio